UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 10, 2009

UNITED-GUARDIAN, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (631) 273-0900

                                    Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant's Certifying Accountant

(a)  Dismissal of Certifying Accountant

On July 10, 2009, as directed and approved by the Audit Committee of the Registrant’s Board of Directors,  the Registrant formally dismissed Eisner LLP (“Eisner”) as the Registrant’s independent accountant.

Eisner had audited the Registrant's financial statements for the fiscal years ended December 31, 2002 through December 31, 2008. The audit reports of Eisner on the Registrant's financial statements for the years ended December 31, 2008 and 2007, and any interim periods up to and including the date our relationship with Eisner ceased, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the period from Eisner's appointment as the Registrant's independent accountant through the date of this Report, there have been no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided a copy of this disclosure to Eisner, and requested that Eisner furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. A copy of Eisner’s response is included as Exhibit 16.1 to this report.

(b)   Engagement of New Certifying Accountant

On July 10, 2009, as directed and approved by the Audit Committee of the Registrant’s Board of Directors, the Registrant formally retained Holtz Rubenstein Reminick LLP (“Holtz”) as the Registrant’s independent accountant, effective immediately.

During the two most recent fiscal years and through June 30, 2009, the Registrant has not consulted with Holtz regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Registrant, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.01 – Changes in Control of Registrant

To the knowledge of the Registrant, a change in control of the Registrant has occurred.  As previously announced by the Registrant in a press release dated April 10, 2009, Dr. Alfred R. Globus, the founder, Chairman of the Board and largest stockholder of the Registrant, died on April 9, 2009.  At the time of his death, Dr. Globus was deemed to be the beneficial owner of 1,202,484 shares of the Registrant’s common stock, or approximately 24.3% of the total number of shares outstanding.  Kenneth H. Globus, the President of the Registrant, is the executor of Alfred Globus’ estate, and became qualified under local law to perform his duties as an executor on June 1, 2009.  Kenneth Globus has sole voting and dispositive power with respect to the 1,202,484  shares owned beneficially by Alfred Globus at the time of his death, and under Alfred Globus’ will is expected to be the sole beneficiary of whatever stock remains in the estate after probate is completed.  As such he will continue to retain the sole voting and dispositive power with respect to any such remaining stock.  Kenneth Globus is now deemed to beneficially own, directly or indirectly, 2,079,037 shares of the Registrant’s common stock, or approximately 42% of the total number of shares outstanding.

Item 9.01 – Financial Statements and Exhibits

  (d) Exhibits.  The following exhibits are filed with this report:

           Exhibit Number                   Description

                  16.1                                Letter from Eisner LLP dated July 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:        /s/ Kenneth H. Globus
Name:   Kenneth H. Globus
Title:     President

July 10, 2009